UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 5, 2009
PROLIANCE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13894	34-1807383
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

100 Gando Drive	06513
New Haven, Connecticut	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 203-401-6450

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 5, 2009, Proliance International, Inc. (the “Company”) entered into the Seventeenth Amendment (the “Seventeenth Amendment”) of the Credit and Guaranty Agreement (as amended prior to February 5, 2009, the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wells Fargo Foothill, LLC (“Wells Fargo”), as a lender and borrowing base agent for the Lenders.
Pursuant to the Seventeenth Amendment, and upon the terms and subject to the conditions thereof, the reduction of the Southaven Insurance Proceeds Reserve from $5,000,000 to $2,500,000, contained in Section 2.23 of the Agreement, has been extended from February 6, 2009 to February 17, 2009
The foregoing description of the Seventeenth Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventeenth Amendment, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached to this Current Report on Form 8-K:
10.1	Seventeenth Amendment to Credit Agreement dated February 5, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2009	PROLIANCE INTERNATIONAL, INC.
	By:	/s/ Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	Executive Vice President and Chief Financial Officer